Exhibit 10.21

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of December 31, 2024, by and between ARE-MA REGION NO. 75, LLC, a Delaware limited liability company (“Landlord”), and WEREWOLF THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of June 1, 2021, as affected by that certain letter agreement dated as of November 14, 2022 (as affected, collectively, the “Lease”). Pursuant to the Lease, Tenant leases certain premises containing approximately 25,778 rentable square feet (the “Premises”), in the building commonly known as “Building 37” located at 200 Talcott Avenue, Watertown, Massachusetts (the “Building”), within the complex commonly known as The Arsenal on the Charles, as more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

WHEREAS, Landlord and Tenant mutually desire that the Lease be amended on and subject to the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Amendment to Rentable Area of Project and Building’s Share of Project. In connection with new buildings at the Project becoming operational at various points during 2024, Landlord has caused the Project to be re-measured in accordance with Section 5 of the Lease. Notwithstanding anything to the contrary contained in the Lease, and without derogating from Landlord’s right to remeasure the Project from time to time as provided in the Lease (and to make corresponding updates to the Rentable Area of Building, the Rentable Area of Project, the Building’s Share of Project, and the Tenant’s Share of Operating Expenses resulting therefrom, as applicable), the parties acknowledge and agree that the “Rentable Area of Project” shall be (x) 980,119 square feet for the period commencing on February 1, 2024 and ending on June 30, 2024, (y) 1,006,979 square feet for the period commencing on July 1, 2024 and ending on August 31, 2024, and (z) 1,134,543 square feet for the period from and after September 1, 2024. Accordingly, the “Building’s Share of Project” shall be (i) 5.17% for the period commencing on February 1, 2024 and ending on June 30, 2024, (ii) 5.03% for the period commencing on July 1, 2024 and ending on August 31, 2024, and (iii) 4.47% for the period from and after September 1, 2024.

2.OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

3.Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.

4.Miscellaneous.

a.This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.This First Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c.This First Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d.Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

WEREWOLF THERAPEUTICS, INC.,
a Delaware corporation

By: /s/ Michael Urban
Name: Michael Urban
Title: Controller, VP of Finance

X□ I hereby certify that the signature, name, and title above are my signature, name, and title.

LANDLORD:

ARE-MA REGION NO. 75, LLC,
a Delaware limited liability company

By:    Alexandria Real Estate Equities, L.P., a Delaware limited partnership, managing member

By:    ARE-QRS Corp.,
a Maryland corporation, general partner

By: /s/ Scott Sherwood
Name: Scott Sherwood
Title: VP – Real Estate Legal Affairs

[Signature Page to First Amendment to Lease]